KeyCorp Second Quarter 2020 Earnings Review July 22, 2020 Chris Gorman Don Kimble Chairman and Vice Chairman and Chief Executive Officer Chief Financial Officer

FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control.) Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2019 and in other filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). In addition to the aforementioned factors, the COVID-19 global pandemic is adversely affecting us, our clients, and our third-party service providers, among others, and its impact may adversely affect our business and results of operations over a period of time. Risks related to COVID-19 are more fully described under “Risk Factors” in KeyCorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward- looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir . Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity,” “cash efficiency ratio,” “pre-provision net revenue,” and certain financial measures excluding notable items. Notable items include certain revenue or expense items that may occur in a reporting period in which management does not consider indicative of ongoing financial performance. Management believes it is useful for the investment community to consider financial metrics with and without notable items in order to enable a better understanding of company results, facilitate comparability of period-to-period financial results, and to evaluate and forecast those results. Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation, or page 44 of our Form 10-Q dated March 31, 2020. GAAP: Generally Accepted Accounting Principles 2

2Q20 Investor Themes . Positive operating leverage versus the year-ago quarter with record PPNR − Revenue up 17% from prior quarter: reflects strength in NII and fee income (investment banking & debt placement fees, cards and payments income, consumer mortgage income) − Expenses reflect higher production-related variable costs, payments business costs, and Financial COVID-related expenses . Results reflect provision for credit losses of $482 MM: exceeded net charge-offs by $386 MM . Balance sheet strength: double-digit growth in loans and deposits vs. prior quarter and prior year − Paycheck Protection Program: >$8 billion of funding to support small business clients . Strong credit discipline: maintaining moderate risk profile Credit − Net charge-offs to average loans of 36 basis points Quality . Allowance for loan and lease losses to period-end loans of 1.61% (1.73% excl. PPP loans) . CET1 ratio of 9.1% within targeted range . Well-positioned to weather adverse operating environments: announced preliminary stress Capital and capital buffer of 2.5% (minimum required) Liquidity − Declared 3Q20 dividend of $.185 per common share (consistent with 2Q20 level) . Strong capital and liquidity: committed to continuing to support clients and play a role in revitalizing economy PPNR = Pre-provision net revenue 3

Financial Review 4

Financial Highlights Continuing operations, unless otherwise noted 2Q20 1Q20 2Q19 LQ ∆ Y/Y ∆ EPS – assuming dilution $ .16 $ .12 $ .40 33.3% (60.0) % Cash efficiency ratio (a) 57.9% 62.3% 61.9% (440) bps (394) bps (a) Profitability Return on average tangible common equity 5.0 3.8 13.7 114 (873) Return on average total assets .45 .40 1.19 5 (74) Net interest margin 2.76 3.01 3.06 (25) (30) Common Equity Tier 1 (b) 9.1% 8.9% 9.6% 20 bps (50) bps Capital Tier 1 risk-based capital (b) 10.4 10.2 11.0 22 (58) Tangible common equity to tangible assets (a) 7.6 8.3 8.6 (65) (98) NCOs to average loans .36% .35% .29% 1 bps 7 bps Asset NPLs to EOP portfolio loans .72 .61 .61 11 11 Quality Allowance for loan and lease losses to EOP loans 1.61 1.32 .97 29 64 EOP = End of Period (a) Non-GAAP measure: see Appendix for reconciliations 5 (b) 6/30/20 ratios are estimated

Loans Total Average Loans Highlights $ in billions vs. Prior Year $110 $108 6.00% PPP $6 . Average loans up 19% from 2Q19 $100 $102 $91 − Commercial balances reflect >$6 B of PPP 5.00% $90 production, broad-based core C&I growth and 4.81% increased utilization $80 3.67% 4.00% − Consumer loan growth (+16%) driven by momentum from Laurel Road and consumer $70 mortgage $60 3.00% 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 Total average loans Loan yield vs. Prior Quarter Portfolio Detail . Average loans up 12% from 1Q20 $ in billions − Commercial balances reflect >$6 B of PPP C&I Consumer production $60 $28 − Consumer loans up 2.5% reflecting:  $700 MM Laurel Road originations in 2Q20  Record $2.2 B funded residential mortgage $47 $24 volume 2Q19 2Q20 2Q19 2Q20 6

Deposits Average Deposits Highlights $ in billions $140 $128 1.40% . Interest-bearing deposit costs down 39 bps from 1Q20, reflecting impact of lower interest rates $120 $110 1.20% . Strong and stable deposit base $100 1.10% 1.00% − 32% noninterest-bearing (a) $80 0.80%34% .82% − ~60% stable retail and low-cost escrow $60 .43% 0.60% − 80% loan to deposit ratio (b) $40 0.40% vs. Prior Year $20 .30% 0.20% . Average deposits up 17% from 2Q19 $0 0.00% 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 − Growth from consumer and commercial relationships Commercial Cost of total deposits Consumer x Cost of total interest-bearing deposits − Partially offset by decline in time deposits as a result of lower interest rates 2Q20 Average Deposit Mix $ in billions vs. Prior Quarter $9.3 . Average deposit balances up 16% from 1Q20 $5.1 Noninterest-bearing − Broad-based commercial growth $38.3 NOW and MMDA − Consumer growth from stimulus payments and Savings lower spending $75.3 CDs and other time deposits − Partially offset by a decline in time deposits as a result of lower interest rates (a) Based on period-end balances 7 (b) Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits

# Net Interest Income and Margin

## Net Interest Income & Net Interest Margin Trend (TE)



$ in millions; continuing operations
$1,100
$1,000
$900
$800
$700
$600
$500
4.0%
3.5%
3.0%
2.5%
2.0%
$989
$1,025
3.06%
2.76%
3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20
Net interest income (TE)
Net Interest Margin (TE)

| NIM Change vs. Prior Quarter | 1Q20: | 3.01% |
|---|---|---|
| Elevated liquidity | | (.12) |
| Lower interest rates | | (.07) |
| Paycheck Protection Program / other | | (.06) |
| Total change | | (.25) |
| | 2Q20: | 2.76% |

TE = Taxable equivalent

## Highlights

### vs. Prior Year

- Net interest income up $36 MM (+4%) from 2Q19
  - Largely driven by higher earning asset balances
  - Partially offset by a lower net interest margin
- Lower NIM driven by the impact from lower interest rates, elevated levels of liquidity, and PPP program participation

### vs. Prior Quarter

- Net interest income up $36 MM (+4%) from 1Q20
  - Largely driven by higher earning asset balances
  - Partially offset by a lower net interest margin
- Lower NIM driven by elevated levels of liquidity, impact from lower interest rates, and PPP program participation

8

# Noninterest Income

## Noninterest Income

| $ in millions up / (down) | 2Q20 | vs. 2Q19 | vs. 1Q20 |
|---|---|---|---|
| Trust and investment services income | $ 123 | $ 1 | $ (10) |
| Investment banking and debt placement fees | 156 | (7) | 40 |
| Service charges on deposit accounts | 68 | (15) | (16) |
| Operating lease income and other leasing gains | 60 | 16 | 30 |
| Corporate services income | 52 | (1) | (10) |
| Cards and payments income | 91 | 18 | 25 |
| Corporate-owned life insurance | 35 | 2 | (1) |
| Consumer mortgage income | 62 | 47 | 42 |
| Commercial mortgage servicing fees | 12 | (7) | (6) |
| Other income | 33 | 16 | 121 |
| Total noninterest income | $ 692 | $ 70 | $ 215 |

## Highlights

### vs. Prior Year

- Noninterest income up $70 MM (+11%) from 2Q19
  - Primarily driven by record quarter in consumer mortgage business (+$47 MM)
  - Increase in cards and payments income driven by prepaid card activity and operating lease income related to gains from the sale of leveraged leases
  - Partially offset by a decline in service charges on deposit accounts reflecting lower activity levels and higher fee waivers

### vs. Prior Quarter

- Noninterest income up $215 MM (+45%) from 1Q20
  - Other income up (+$121 MM), largely driven by market-related valuation adjustments for customer derivatives and trading losses in 1Q20 compared to $20 MM recovery in 2Q20
  - Record quarter in consumer mortgage business (+$42 MM)
  - Higher investment banking and debt placement fees (+$40 MM) from strong commercial mortgage and debt capital markets activity

9

# Noninterest Expense

## Noninterest Expense

| $ in millions favorable / (unfavorable) | 2Q20 | vs. 2Q19 | vs. 1Q20 |
|---|---|---|---|
| Personnel | $ 572 | $ 17 | $ (57) |
| Net occupancy | 71 | 2 | 5 |
| Computer processing | 56 | - | (1) |
| Business services, professional fees | 49 | (4) | (5) |
| Equipment | 25 | (1) | (1) |
| Operating lease expense | 34 | (2) | 2 |
| Marketing | 24 | - | (3) |
| FDIC assessment | 8 | 1 | 1 |
| Intangible asset amortization | 18 | 4 | (1) |
| OREO expense, net | 6 | (2) | (3) |
| Other expense | 150 | (9) | (19) |
| Total noninterest expense | $ 1,013 | $ 6 | $ (82) |
| Notable Items: | | | |
| Efficiency initiative expenses | - | 50 | - |
| Laurel Road acquisition expenses | - | 2 | - |
| Total noninterest expense, excl. notable items[(a)] | $1,013 | $ (46) | $ (82) |

## Highlights

vs. Prior Year

- Noninterest expense down $6 MM (-<1%) from 2Q19
  - Excluding notable items up $46 MM (+5%)[(a)]
  - Primarily reflects payments-related expense of $25 million (reported in other expense) and COVID-related expenses of $13 million, partially offset by benefit from Key's efficiency initiatives

vs. Prior Quarter

- Noninterest expense up $82 MM (+9%) from 1Q20
  - Higher personnel costs from production-related incentive compensation related to revenue growth (IBDP & consumer mortgage)
  - Payments-related expense of $25 million (reported in other expense)
  - COVID-19 related expense of $13 million to support teammates

(a) Non-GAAP measure and excludes notable items: see Appendix for detail

10

Credit Quality Net Charge-offs & Provision for Credit Losses $ in millions CECL Implementation $500 $482 1.00% $400 4Q19 and 3Q19 reflect $16 MM and .80% $123 MM, respectively, from $300 previously disclosed fraud loss .60% .36% $200 .40% .29% $96 $100 $65 $74 .20% $0 .00% 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 NCOs Provision for credit losses NCOs to avg loans NCOs to avg loans excl. fraud loss (a) Nonperforming Loans Allowance for Loan and Lease Losses $ in millions $ in millions $760 2Q20 allowance for loan losses to period- $1,708 $800 2.00% $1,800 end loans of 1.61% (excl. PPP 1.73%) 300% $1,500 1.60% $561 250% $600 225% $1,200 1.20% $890 $400 $900 200% .72% .61% .80% 159% $600 $200 150% .40% $300 $0 .00% $0 100% 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 Allowance for loan Allowance for loan and NPLs to period-end loans NPLs and lease losses lease losses to NPLs NCO = Net charge-off 11 (a) Excludes fraud loss in 4Q19 and 3Q19; see 4Q19 earnings slide appendix for reconciliation

# Select Commercial Portfolio Focus Areas

## Active Portfolio Surveillance

- Ongoing portfolio reviews
- Monitoring ratings migration
- Central reporting on enterprise-wide relief initiatives
- Established pandemic watchlist and ongoing review of commercial clients at risk
  - Evaluate business position as well as potential COVID implications

## Portfolios in Focus

| $ in millions | 3/31/20 Outstandings | 6/30/20 Outstandings | % of Total Loans as of 6/30 |
|---|---|---|---|
| Consumer behavior[(a)] | $ 5,276 | $ 5,206 | 4.9% |
| Education | 1,574 | 1,592 | 1.5 |
| Sports | 749 | 622 | .6 |
| Restaurants | 482 | 413 | .4 |
| Retail commercial real estate[(b)] | $ 760 | $ 684 | .6% |
| Nondurable retail[(c)] | $ 866 | $ 752 | .7% |
| Travel / Tourism[(d)] | $ 3,102 | $ 2,994 | 2.8% |
| Hotels | 1,036 | 905 | .9 |
| Leveraged lending[(e)] | $ 2,373 | $ 1,891 | 1.8% |
| Oil and gas | $ 2,541 | $ 2,356 | 2.2% |
| Upstream (reserve-based) | 1,630 | 1,505 | 1.4 |
| Midstream | 516 | 424 | .4 |
| Downstream | 171 | 161 | .2 |

Portfolios reviewed on a frequent and ongoing basis

Note: Approximately 2% of outstandings overlapped in multiple categories

(a) Consumer behavior includes restaurants, sports, entertainment and leisure, services, education, etc.
(b) Retail commercial real estate is mainly composed of regional malls, strip centers (unanchored) and lifestyle centers)
(c) Nondurable retail includes direct lending to retailers including apparel, hobby shops, nursery garden centers, cosmetics, and gas stations with convenience stores
(d) Travel/Tourism includes hotels, tours, and air/water/rail leasing.
(e) Leveraged lending exposures have total debt to EBITDA greater than four times or senior debt to EBITDA greater than three times and meet the purpose test (the new debt finances a buyout, acquisition, or capital distribution)

12

Capital Common Equity Tier 1 (a) Highlights 11.0% . Strong capital position: CET1 ratio of 9.1% (a) at 6/30/2020 10.0% 9.6% 9.1% . Well-positioned to weather adverse operating 9.0% environments: − Announced 3Q20 quarterly common share 8.0% dividend of $.185 (consistent with 2Q20 level) 7.0% − Announced preliminary stress capital buffer of 2.5% (minimum required) 6.0% 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 Tangible Common Equity to Tangible Assets (b) Quarterly Common Share Dividend 10.0% $0.20 $.185 $.17 9.0% 8.6% $0.16 8.0% 7.6% $0.12 7.0% 6.0% $0.08 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 (a) 6/30/20 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision 13 (b) Non-GAAP measure: see Appendix for reconciliation

Third Quarter 2020 Trends & Long-term Targets Third Quarter 2020 Trend (vs. Second Quarter 2020) . Average Loans: relatively stable, reflecting consumer loan growth and lower commercial line utilization . Deposits: relatively stable . Net interest income: up low-single digit reflecting modest NIM improvement and relatively stable balance sheet . Noninterest income: down high-single digits reflecting lower operating lease gains and return to more normal level of activity in consumer mortgage . Noninterest expense: down low-single digits . Net charge-offs: expected to be in the 50-60 bps range Guidance ranges: relatively stable: +/- 2%; low-single digit: 1% - 3%; mid-single digit: 4% - 6%; high-single digit: 7% - 9% Long-term Targets Positive operating Moderate risk profile: ROTCE: Cash efficiency ratio: Net charge-offs to avg. loans leverage targeted range of 40-60 bps 16% - 19% 54% - 56% 14

Appendix 15

# Loan Portfolio Detail, at 6/30/2020

## Total Loans

| $ in billions | | 6/30/20 | % of total loans |
|---|---|---|---|
| Commercial and industrial | $ | 58.3 | 55 |
| Commercial real estate | | 15.4 | 15 |
| Commercial lease financing | | 4.5 | 4 |
| Total Commercial | $ | 78.2 | 74% |
| | | | |
| Residential mortgage | | 8.1 | 8 |
| Home equity | | 9.8 | 9 |
| Consumer direct | | 4.3 | 4 |
| Credit card | | .97 | 1 |
| Consumer indirect | | 4.7 | 4 |
| Total Consumer | $ | 28.0 | 26% |

## Home Equity

| | | Outstanding Balances | | | Average Loan Size | Average FICO | 2008/ prior vintage |
|---|---|---|---|---|---|---|---|
| First lien | $ | 6,178 | 63% | $ | 73,114 | 777 | 12% |
| Second lien | | 3,604 | 37 | | 45,473 | 776 | 24 |
| Total home equity | $ | 9,782 | | | | | |



Variable
50%
Fixed
50%

- Combined weighted-average LTV at origination: 70%
- $491 million in lines outstanding (8% of the home equity lines) come to end of draw period by 2Q22

Tables may not foot due to rounding
(a) Loan and lease outstandings

## Commercial Loans

### Diversified Portfolio by Industry

Total commercial loans:



Utilities
Agriculture
Automotive
Business Products
Business Services
Chemicals
Construction
Consumer Discretionary
Consumer Services
Equipment
Finance
Materials/ Extraction
Metals And Mining
Oil And Gas
Other
Public Sector
Real Estate
Technology Media And Telecom
Transportation

### Commercial Real Estate

- Focused on relationships with CRE owners
- Aligned with targeted industry verticals
- Primarily commercial mortgage; selective approach to construction
- Criticized non-accruals: 0.7% of period-end balances[(a)]



Construction
Commercial mortgage
74%
88%
6/30/2010
6/30/2020

16

# Investment Portfolio

## Average Total Investment Securities



$ in billions
$32.0
$24.0
$16.0
$8.0
$0.0
$32.1
$30.1
2.49%
2.43%
2.75%
2.50%
2.25%
2.00%
1.75%
3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20
Average AFS securities
Average HTM securities
Average yield(a)

## Securities Cash Flows(b) as a % of Total Securities



12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
4.8%
3.5%
3.3%
4%
4%
3%
4%
4%
5%
5%
7%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20
Securities cash flows as a % of total securities(b)
Mortgage rate(c)

(a) Yield is calculated on the basis of amortized cost
(b) Quarterly cash flows

## Highlights

- Portfolio used for funding and liquidity management
  - Portfolio composed primarily of fixed-rate GNMA and GSE-backed MBS and CMOs
  - GNMA 45% of 2Q20 average balance
  - Reinvestments continue to be in High Quality Liquid Assets
- Excess cash was put to work in portfolio at end of 2Q20
  - Purchased Treasury Bills during the quarter (avg. yield excl. T-bills =2.49%)
  - Yields on typical reinvestment opportunities would be ~100 bps lower than runoff yields
- Strategically positioned the portfolio allocation to provide greater yield stability in a lower interest rate environment:
  - Grew allocation to bullet-like or locked-out cash flow securities backed by commercial mortgages to 15%
  - Focused on investing in securities backed by residential and multi-family mortgage collateral with lower prepayment risks
  - Reduced exposure to net unamortized premiums on mortgage securities
  - Quarterly mortgage security cash flows as a % of the portfolio increased a modest 4% with mortgage rates ~1.50% lower
- Portfolio average life of 3.6 years and duration of 3.2 years at 6/30/2020

(c) Average 30-year Freddie Mac fixed mortgage rate

17

# Asset & Liability Management Positioning

Active hedging moderates interest rate risk, protecting and enhancing net interest income

## 2Q20 Balance Sheet Highlights[(a)]

Loan Composition



Prime
10%
Fixed
37%
1 month
LIBOR
40%
Other
7%
3 month
LIBOR
6%

Deposit Mix



Noninterest-
bearing
32%
Interest-
bearing
68%

- Attractive business model with relationship-oriented lending franchise
  - Distinctive commercial capabilities drive C&I growth and ~63% floating-rate loan mix
  - Laurel Road and residential mortgage enhances fixed rate loan volumes with attractive client profile
- Strong, low-cost deposit base
  - ~60% stable retail and low-cost escrow
  - >85% from markets where Key maintains top-5 deposit or branch share
- $31.8 B securities portfolio structured to provide greater yield stability in a lower rate environment
  - Continued to add bullet-like securities and mortgage collateral with lower prepayment risks, while reducing exposure to net unamortized premiums

## Actively Managing Interest Rate Risk Position

- Declining rate exposure lower relative to 1Q20 driven by normalization of LIBOR/Fed Funds spread
  - NII decline of ~.5% for a ramped 100 bps decrease from current rates over 12 months (subject to 25 bps floor)
- Reducing exposure to lower and negative rates through the use of floors in loan agreements
  - ~75% of total LIBOR loan portfolio contains floors
  - Implementing floors in substantially all new LIBOR-based loan originations and loans entering into forbearance
  - Floors include language to apply to alternative indices (SOFR, etc.)
- Total Hedge portfolio of $34.2 B at 6/30/2020
  - Executed $1.5 B of debt swaps in 2Q20 and $7.5 B in interest rate floors in 2Q20



2Q20
$17.6 B
$8.8 B
$7.8 B
A/LM Swaps
Debt Swaps
Floors

- Hedging beginning in 3Q18 significantly reduced impact of recent rate movements (~$31B in executions through 2Q20)

(a) Loan, deposit and securities portfolio statistics based on 6/30/2020 ending balances

18

Credit Quality Trends Delinquencies to Period-end Total Loans Criticized Outstandings (a) to Period-end Total Loans Continuing operations Continuing operations .80% 6.0% .60% 4.0% 3.3% .39% .40% .33% 2.7% 2.0% .20% .08% .08% .00% .0% 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 30 – 89 days delinquent 90+ days delinquent Metric (b) 2Q20 1Q20 4Q19 3Q19 2Q19 Delinquencies to EOP total loans: 30-89 days .39% .38% .35% .39% .33 % Delinquencies to EOP total loans: 90+ days .08 .12 .10 .06 .08 NPLs to EOP portfolio loans .72 .61 .61 .63 .61 NPAs to EOP portfolio loans + OREO + Other NPAs .89 .82 .75 .77 .66 Allowance for loan losses to period-end loans 1.61 1.32 .95 .96 .97 Allowance for loan losses to NPLs 224.7 215.0 156.0 152.6 158.6 (a) Loan and lease outstandings 19 (b) From continuing operations

# Credit Quality

## Credit Quality by Portfolio

| $ in millions | Period-end loans | Average loans | Net loan charge-offs | Net loan charge-offs[b] / average loans (%) | Nonperforming loans | Ending allowance | Allowance / period-end loans (%) | Allowance / NPLs (%) |
|---|---|---|---|---|---|---|---|---|
| | 6/30/20 | 2Q20 | 2Q20 | 2Q20 | 6/30/20 | 6/30/20 | 6/30/20 | 6/30/20 |
| Commercial and industrial[a] | $ 58,297 | $ 60,480 | $ 66 | .44% | $ 404 | $ 725 | 1.24% | 179.46% |
| Commercial real estate: | | | | | | | | |
| Commercial Mortgage | 13,465 | 13,510 | 2 | .06 | 91 | 292 | 2.17 | 320.88 |
| Construction | 1,919 | 1,756 | - | - | 1 | 41 | 2.14 | N/M |
| Commercial lease financing[c] | 4,524 | 4,584 | 3 | .26 | 9 | 55 | 1.22 | 611.11 |
| Real estate – residential mortgage | 8,149 | 7,783 | 2 | .10 | 89 | 101 | 1.24 | 113.48 |
| Home equity | 9,782 | 9,949 | 1 | .04 | 141 | 197 | 2.01 | 139.72 |
| Consumer direct loans | 4,327 | 4,152 | 8 | .77 | 3 | 130 | 3.00 | N/M |
| Credit cards | 974 | 983 | 10 | 4.09 | 2 | 107 | 10.99 | N/M |
| Consumer indirect loans | 4,722 | 4,744 | 4 | .34 | 20 | 60 | 1.27 | 300.00 |
| Continuing total | $ 106,159 | $ 107,941 | $ 96 | .36% | $ 760 | $ 1,708 | 1.61% | 224.74% |
| Discontinued operations | 780 | 794 | - | - | 7 | 43 | 5.51 | 614.29 |
| Consolidated total | $ 106,939 | $ 108,735 | $ 96 | .36% | $ 767 | $ 1,751 | 1.64% | 228.29% |

N/M = Not meaningful

(a) Commercial and industrial ending loan balances include $132 million of commercial credit card balances at June 30, 2020; commercial and industrial average balances include $135 million of assets from commercial credit cards for the three months ended June 30, 2020
(b) Net loan charge-off amounts are annualized in calculation
(c) Commercial lease financing includes receivables held as collateral for a secured borrowing of $18 million at June 30, 2020. Principal reductions are based on the cash payments received from these related receivables

20

# GAAP to Non-GAAP Reconciliation

| $ in millions | Three months ended 6/30/2020 | 3/31/2020 | 6/30/2019 |
|---|---|---|---|
| **Notable Items** | | | |
| Efficiency initiative expenses | - | - | $ (50) |
| Laurel Road acquisition expenses | - | - | (2) |
| Total notable items | - | - | $ (52) |
| Income taxes | - | - | (12) |
| Total notable items after tax | - | - | $ (40) |
| **Tangible common equity to tangible assets at period end** | | | |
| Key shareholders' equity (GAAP) | $ 17,542 | $ 17,411 | $ 16,969 |
| Less: Intangible assets [(a)] | 2,877 | 2,894 | 2,952 |
| Preferred Stock [(b)] | 1,856 | 1,856 | 1,856 |
| Tangible common equity (non-GAAP) | $ 12,809 | $ 12,661 | $ 12,161 |
| Total assets (GAAP) | $ 171,192 | $ 156,197 | $ 144,545 |
| Less: Intangible assets [(a)] | 2,877 | 2,894 | 2,952 |
| Tangible assets (non-GAAP) | $ 168,315 | $ 153,303 | $ 141,593 |
| Tangible common equity to tangible assets ratio (non-GAAP) | 7.6% | 8.3% | 8.6% |
| **Pre-provision net revenue** | | | |
| Net interest income (GAAP) | $ 1,018 | $ 981 | $ 981 |
| Plus: Taxable-equivalent adjustment | 7 | 8 | 8 |
| Noninterest income | 692 | 477 | 622 |
| Less: Noninterest expense | 1,013 | 931 | 1,019 |
| Pre-provision net revenue from continuing operations (non-GAAP) | $ 704 | $ 535 | $ 592 |
| **Average tangible common equity** | | | |
| Average Key shareholders' equity (GAAP) | $ 17,688 | $ 17,216 | $ 16,531 |
| Less: Intangible assets (average) [(c)] | 2,886 | 2,902 | 2,959 |
| Preferred Stock (average) | 1,900 | 1,900 | 1,762 |
| Average tangible common equity (non-GAAP) | $ 12,902 | $ 12,414 | $ 11,810 |
| **Return on average tangible common equity from continuing operations** | | | |
| Net income (loss) from continuing operations attributable to Key common shareholders (GAAP) | $ 159 | $ 118 | $ 403 |
| Plus: Notable items, after tax | - | - | 40 |
| Net income (loss) from continuing operations attributable to Key common shareholders excl. notable items | $ 159 | $ 118 | $ 443 |
| Average tangible common equity (non-GAAP) | 12,902 | 12,414 | 11,810 |
| Return on average tangible common equity from continuing operations (non-GAAP) | 4.96% | 3.82% | 13.69% |
| Return on average tangible common equity from continuing operations excl. notable items (non-GAAP) | 4.96% | 3.82% | 15.05% |

(a) For the three months ended June 30, 2020, March 31, 2020, and June 30, 2019, intangible assets exclude $5 million, $6 million, and $10 million, respectively, of period-end purchased credit card receivables
(b) Net of capital surplus
(c) For the three months ended ended June 30, 2020, March 31, 2020, and June 30, 2019, intangible assets exclude $6 million, $7 million, and $11 million, respectively, of average purchased credit card receivables

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GAAP to Non-GAAP Reconciliation Three months ended $ in millions 6/30/2020 3/31/2020 6/30/2019 Cash efficiency ratio Noninterest expense (GAAP) $ 1,013 $ 931 $ 1,019 Less: Intangible asset amortization 18 17 22 Adjusted noninterest expense (non-GAAP) $ 995 $ 914 $ 997 Less: Notable items - - 52 Adjusted noninterest expense (non-GAAP) $ 995 $ 914 $ 945 Net interest income (GAAP) $ 1,018 $ 981 $ 981 Plus: Taxable-equivalent adjustment 7 8 8 Noninterest income 692 477 622 Total taxable-equivalent revenue (non-GAAP) $ 1,717 $ 1,466 $ 1,611 Cash efficiency ratio (non-GAAP) 57.9% 62.3% 61.9% Cash efficiency ratio excluding notable items (non-GAAP) 57.9% 62.3% 58.7% 22